First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




July 3, 2006


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:      FT 1194

Gentlemen:

     We  have  examined  the  Registration   Statement  File  No.
333-134809 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Jason T. Henry
Senior Vice President